Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on May 15, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SELECT ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-4561945 (I.R.S. Employer Identification Number)

515 Post Oak Boulevard, Suite 200
Houston, Texas 77027
(713) 235-9500

(Addresses, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Adam R. Law
515 Post Oak Boulevard, Suite 200
Houston, Texas 77027
(713) 235-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman
James R. Brown
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees

Primary Offering:

Class A common stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Depositary Shares(1)

Warrants

Total Primary	(2)	(2)	(2)	(3)

Secondary Offering:

Class A common stock, par value $0.01 per share	50,510,502(4)	(5)	$795,540,406.50(6)	$99,044.78(7)

Total (Primary and Secondary)

(1)
Depositary shares will represent functional interests in the preferred stock registered hereby.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the preferred stock or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the preferred stock or warrants registered hereunder.

(3)
In reliance on Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of the registration fee for all securities that may be offered in a primary offering by the registrant.

(4)
Includes 29,851,022 shares of Class A common stock issuable upon exchange of SES Holdings LLC Units together with an equal number of shares of our Class B common stock held by the selling stockholders named herein. Pursuant to Rule 416(a) under the Securities Act, the amount of Class A common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional Class A common stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(5)
With respect to the offering of shares of Class A common stock by the selling stockholders, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, sale by the holder of such securities.

(6)
Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of our Class A common stock on May 9, 2018, as reported on the New York Stock Exchange.

(7)
Pursuant to Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

        This registration statement consists of two prospectuses, covering the registration of:

  •
  Shares of Class A common stock, shares of preferred stock, depository shares and warrants of Select Energy Services, Inc.; and

  •
  Shares of Class A common stock of Select Energy Services, Inc. that may be sold in one or more secondary offerings by the selling stockholders named in such prospectus.

PROSPECTUS

Select Energy Services, Inc.

Class A Common Stock
Preferred Stock
Depositary Shares
Warrants

        From time to time we may offer and sell the following securities:

  •
  Shares of Class A common stock;

  •
  Shares of preferred stock;

  •
  Depositary shares; and

  •
  Warrants.

        We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "WTTR."

        Our principal executive offices are located at 515 Post Oak Boulevard, Suite 200, Houston, Texas 77027, and our telephone number at that address is (713) 235-9500.

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2018.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Select Energy Services, Inc. and the Class A common stock, preferred stock, depositary shares and warrants that we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Documents by Reference," before buying any of the securities being offered.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Available Information."

ABOUT SELECT ENERGY SERVICES, INC.

Overview

        We are a leading provider of total water management and chemical solutions to the oil and gas industry in the United States and Western Canada. The oilfield water services market has grown rapidly over the past decade, driven by advances in drilling, completion and production technologies. Within the major onshore oil and gas plays in the United States, we believe we are a market leader in sourcing, transfer (both by permanent pipeline and temporary hose) and temporary containment of water prior to its use in drilling and completion activities associated with hydraulic fracturing or "fracking," which we collectively refer to as "pre-frac water services." We also provide well testing and flowback services immediately following the well completion and in most of our areas of operations, we provide additional complementary water-related services that support oil and gas well completion and production activities including monitoring, treatment, hauling, recycling and disposal. In addition to our water-related services, we also develop and manufacture specialty chemicals used in frac fluid systems and production chemicals used to enhance performance over the life of a well. Furthermore, we develop and manufacture chemicals required by oil and gas companies to maintain and enhance oil and gas production over the life of a typical well. We believe we are the only oilfield services company that provides total water solutions together with complementary chemical products and related expertise, which we believe gives us a unique competitive advantage in our industry.

        We also offer wellsite services that complement our total water management and chemical solutions offerings. These services include equipment rentals, accommodations, crane and logistics services, wellsite and pipeline construction, field and well services, sand hauling and fluids logistic services. In addition, we provide water transfer, fluids hauling, containment and rental services in Canada. For additional information about our company, please read the documents listed under "Incorporation of Certain Documents by Reference."

1

Company Information

        We are a Delaware corporation. Our principal executive offices are located at 515 Post Oak Boulevard, Suite 200, Houston, Texas 77027, and our telephone number at that address is (713) 235-9500. Our website address is www.selectenergyservices.com. Information contained on our website does not constitute part of this prospectus.

        As used in this prospectus, the "Company," "we," "our," "us" or like terms mean Select Energy Services, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

  •
  our Current Reports on Form 8-K/A and Form 8-K filed on January 12, 2018, March 22, 2018, May 7, 2018 and May 14, 2018;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed on April 2, 2018; and

  •
  the description of our Class A common stock contained in our Form 8-A filed on April 18, 2017, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

        These reports contain important information about us, our financial condition and our results of operations.

        These documents can be accessed free of charge on our website at www.selectenergyservices.com. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Select Energy Services, Inc.
515 Post Oak Boulevard, Suite 200
Houston, Texas 77027
Phone: (713) 235-9500

2

 AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        Our Class A common stock is listed and traded on The New York Stock Exchange (the "NYSE"). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

        We also make available free of charge on our website at www.selectenergyservices.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet website.

3

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus and the documents incorporated by reference herein includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, financial position, risks, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project," "preliminary," "forecast" and similar expressions or variations are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, and the cautionary statements included in this prospectus, any applicable prospectus supplement and the other documents incorporated by reference herein. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

  •
  the ultimate timing, outcome and results of integrating our operations with the operations of Rockwater Energy Solutions, Inc. ("Rockwater");

  •
  the effects of our November 1, 2017 business combination with Rockwater (the "Rockwater Merger"), including the combined company's future financial condition, results of operations, strategy and plans;

  •
  potential adverse reactions or changes to business relationships resulting from the completion of the Rockwater Merger;

  •
  expected benefits from the Rockwater Merger and the ability of the combined company to realize those benefits;

  •
  the level of capital spending by U.S. and Canadian oil and gas companies;

  •
  trends and volatility in oil and gas prices;

  •
  demand for our services;

  •
  regional impacts to our business, including our key infrastructure assets within the Bakken;

  •
  our level of indebtedness and our ability to comply with covenants contained in our $300.0 million senior secured revolving credit facility (our "Credit Agreement") or future debt instruments;

  •
  our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms;

  •
  our safety performance;

  •
  the impact of current and future laws, rulings and governmental regulations, including those related to hydraulic fracturing, accessing water, disposing of wastewater, transferring produced water and various environmental matters;

  •
  our ability to retain key management and employees;

4

  •
  the impacts of competition on our operations;

  •
  our ability to hire and retain skilled labor;

  •
  delays or restrictions in obtaining permits by us or our customers;

  •
  constraints in supply or availability of equipment used in our business;

  •
  the impacts of advancements in drilling and well service technologies;

  •
  changes in global political or economic conditions, generally, and in the markets we serve;

  •
  accidents, weather, seasonality or other events affecting our business; and

  •
  the other risks identified in this prospectus, any applicable prospectus supplement and the documents incorporated by reference.

        These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. Our future results will depend upon various other risks and uncertainties, including those described elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

5

RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

6

 USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

        Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

7

 DESCRIPTION OF CAPITAL STOCK

        As of May 13, 2018, our authorized capital stock consisted of: 350,000,000 shares of Class A common stock, $0.01 par value per share, of which 66,290,042 shares were issued and outstanding; 150,000,000 shares of Class B common stock, $0.01 par value per share, of which 40,331,989 shares were issued and outstanding; 40,000,000 shares of Class A-2 common stock, $0.01 par value per share, of which no shares were issued and outstanding; and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding.

        The following is a summary of our capital stock, our Amended and Restated Bylaws and our Third Amended and Restated Certificate of Incorporation, which we refer to as our "amended and restated bylaws" and our "amended and restated certificate of incorporation," respectively. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.

Class A Common Stock

        Voting Rights.    Holders of shares of our Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Under our amended and restated certificate of incorporation, holders of shares of our Class A common stock do not have cumulative voting rights in the election of directors. Under the amended and restated certificate of incorporation, holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as required by law.

        Dividend Rights.    Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

        Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, holders of shares of our Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

        Other Matters.    The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock are fully paid and non-assessable.

Class B Common Stock

        Voting Rights.    Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as required by law.

        Dividend and Liquidation Rights.    Holders of our Class B common stock do not have any right to receive dividends, unless (i) the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and (ii) a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock.

8

Holders of our Class B common stock do not have any right to receive a distribution upon our liquidation or winding up.

        Other Matters.    The shares of Class B common stock have no preemptive rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class B common stock. All outstanding shares of our Class B common stock are fully paid and non-assessable.

Class A-2 Common Stock

        General.    Our shares of Class A-2 common stock were issued to holders of Class A-1 common stock in Rockwater in connection with the Rockwater Merger. Upon the effectiveness of a shelf registration statement for the resale of such shares on March 29, 2018 (Registration No. 333-222679), each share of our Class A-2 common stock converted automatically into a share of our Class A common stock on a one-for-one basis and no shares of our Class A-2 common stock are outstanding.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, up to an aggregate of 50,000,000 shares of preferred stock. Each series of preferred stock will relate to the number of shares and will have the designations, powers, preferences, privileges, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders. The holders of Class A common stock and Class B common stock will not be entitled to vote on any amendment to our amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

        Some provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law contain provisions that could make the following transactions more difficult: (i) acquisitions of us by means of a tender offer, proxy contest or otherwise or (ii) removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the board of directors or of our Class A common stock to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

9

Delaware Law

        In general, Section 203 of the Delaware General Corporation Law ("DGCL") provides that, subject to certain exceptions set forth therein, a Delaware corporation shall not engage in any business combinations with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        For purposes of Section 203 of the DGCL, a business combination is defined to include a merger or consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (ii) the affiliates and associates of such person.

        We have opted out of Section 203 of the DGCL. Our amended and restated certificate of incorporation contains, however, provisions that are similar to Section 203 of the DGCL (except with respect to certain of our owners prior to our initial offering, including Crestview Partners II GP, L.P., B-29 Investments, LP, and SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P., and any funds, limited partnerships or other investment entities or vehicles managed or controlled by SCF Partners, Inc.).

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

        Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is proposed to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year's annual meeting. Our amended and restated bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may deter stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  authorize our board of directors to issue undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with

10

    voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of the total number of remaining authorized directors;

  •
  provide that, after the Legacy Group (as defined in the amended and restated certificate of incorporation) ceases to hold more than 35% of the outstanding shares of the Class A common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

  •
  provide that our amended and restated bylaws may be amended by the affirmative vote of the holders of at least a two-thirds of our then-outstanding Class A common stock;

  •
  provide that special meetings of our stockholders may only be called by a majority of the total number of authorized directors; and

  •
  provide that our amended and restated bylaws can be amended by unilateral action of a majority of the entire board of directors.

Forum Selection

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

  •
  any derivative action or proceeding brought on our behalf;

  •
  any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

  •
  any action asserting a claim against us or any director or officer or other employee or agent of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

  •
  any action asserting a claim against us or any director or officer or other employee or agent of ours that is governed by the internal affairs doctrine;

in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

        Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court

11

could rule that this provision in our existing amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of their duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        Our amended and restated bylaws also provide that we will indemnify and hold harmless our directors and officers to the fullest extent permitted by Delaware law, including the advancement of expenses, including attorneys' fees. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether or not we would have the power under the DGCL to indemnify such persons against related expense, liability or loss. We expect to enter, or have entered, into indemnification agreements with each of our directors and officers. These agreements will or do require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

        American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our Class A common stock.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "WTTR."

12

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

13

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our Class A common stock, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

          (1)   the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

          (2)   the date on which the right to exercise the warrants commences and the date on which such right expires (the "Expiration Date");

          (3)   the United States federal income tax consequences applicable to the warrants;

          (4)   the amount of the warrants outstanding as of the most recent practicable date; and

          (5)   any other terms of the warrants.

        Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

14

 SELLING STOCKHOLDERS

        Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling stockholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholder that are covered by such prospectus supplement.

15

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

        Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, has audited the consolidated financial statements of SES Holdings, LLC for the year ended December 31, 2015. We have incorporated by reference the aforementioned financial statements in this prospectus in reliance upon the report of Pannell Kerr Forster of Texas, P.C., and upon authority of such firm as experts in the field of accounting and auditing.

        The audited financial statements of Select Energy Services, Inc. as of and for the years ended December 31, 2017 and 2016, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The audited historical financial statements of Rockwater Energy Solutions, Inc. included in Exhibit 99.2 of Select Energy Services, Inc.'s Current Report on Form 8-K/A dated January 12, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

16

Prospectus

May 15, 2018

PROSPECTUS

Select Energy Services, Inc.

50,510,502 Shares of Class A common stock

        The securities to be offered and sold using this prospectus are currently issued and outstanding shares of our Class A common stock. These shares of Class A common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under "Plan of Distribution."

        The selling stockholders may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. They may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock offered by this prospectus.

        We are registering these 50,510,502 shares of our Class A common stock for sale by the selling stockholders named below pursuant to (i) our Amended and Restated Registration Rights Agreement, dated July 18, 2017 (the "Amended and Restated Registration Rights Agreement"), by and among us and SES Legacy Holdings, LLC ("Legacy Owner Holdco"), Crestview Partners II SES Investment B, LLC ("Crestview Holdings B"), SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. (together with SCF-VI, L.P. and SCF-VII, L.P., the "SCF Group") and WDC Aggregate LLC (together with Legacy Owner Holdco, Crestview Holdings B and the SCF Group, the "Registration Rights Holders"), which we initially entered into on December 20, 2016 in connection with our IPO (as defined herein) and amended and restated in connection with our November 1, 2017 combination (the "Rockwater Merger") with Rockwater Energy Solutions, Inc. ("Rockwater").

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "WTTR."

        Our principal executive offices are located at 515 Post Oak Boulevard, Suite 200, Houston, Texas 77027, and our telephone number at that address is (713) 235-9500.

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2018.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Under this shelf registration process, the selling stockholders may use this prospectus to offer and sell up to an aggregate of 50,510,502 shares of our Class A common stock from time to time. This prospectus generally describes Select Energy Services, Inc. and the Class A common stock that our selling stockholders may offer. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Documents by Reference," before buying any of the securities being offered. The selling stockholders may sell their shares of Class A common stock through any means described below under the heading "Plan of Distribution".

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Available Information."

ABOUT SELECT ENERGY SERVICES, INC.

Overview

        We are a leading provider of total water management and chemical solutions to the oil and gas industry in the United States and Western Canada. The oilfield water services market has grown rapidly over the past decade, driven by advances in drilling, completion and production technologies. Within the major onshore oil and gas plays in the United States, we believe we are a market leader in sourcing, transfer (both by permanent pipeline and temporary hose) and temporary containment of water prior to its use in drilling and completion activities associated with hydraulic fracturing or "fracking," which we collectively refer to as "pre-frac water services." We also provide well testing and flowback services immediately following the well completion and in most of our areas of operations, we provide additional complementary water-related services that support oil and gas well completion and production activities including monitoring, treatment, hauling, recycling and disposal. In addition to our water-related services, we also develop and manufacture specialty chemicals used in frac fluid systems and production chemicals used to enhance performance over the life of a well. Furthermore, we develop and manufacture chemicals required by oil and gas companies to maintain and enhance oil and gas production over the life of a typical well. We believe we are the only oilfield services company that provides total water solutions together with complementary chemical products and related expertise, which we believe gives us a unique competitive advantage in our industry.

        We also offer wellsite services that complement our total water management and chemical solutions offerings. These services include equipment rentals, accommodations, crane and logistics services, wellsite and pipeline construction, field and well services, sand hauling and fluids logistic services. In addition, we provide water transfer, fluids hauling, containment and rental services in Canada. For additional information about our company, please read the documents listed under "Incorporation of Certain Documents by Reference."

Company Information

        We are a Delaware corporation. Our principal executive offices are located at 515 Post Oak Boulevard, Suite 200, Houston, Texas 77027, and our telephone number at that address is

(713) 235-9500. Our website address is www.selectenergyservices.com. Information contained on our website does not constitute part of this prospectus.

        As used in this prospectus, the "Company," "we," "our," "us" or like terms mean Select Energy Services, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

  •
  our Current Reports on Form 8-K/A and Form 8-K filed on January 12, 2018, March 22, 2018, May 7, 2018 and May 14, 2018;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed on April 2, 2018; and

  •
  the description of our Class A common stock contained in our Form 8-A filed on April 18, 2017, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

        These reports contain important information about us, our financial condition and our results of operations.

        These documents can be accessed free of charge on our website at www.selectenergyservices.com. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Select Energy Services, Inc.
515 Post Oak Boulevard, Suite 200
Houston, Texas 77027
Phone: (713) 235-9500

AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC's

Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        Our Class A common stock is listed and traded on The New York Stock Exchange (the "NYSE"). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

        We also make available free of charge on our website at www.selectenergyservices.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet website.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus and the documents incorporated by reference herein includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, financial position, risks, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project," "preliminary," "forecast" and similar expressions or variations are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, and the cautionary statements included in this prospectus, any applicable prospectus supplement and the other documents incorporated by reference herein. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

  •
  the ultimate timing, outcome and results of integrating our operations with the operations of Rockwater;

  •
  the effects of our business combination with Rockwater, including the combined company's future financial condition, results of operations, strategy and plans;

  •
  potential adverse reactions or changes to business relationships resulting from the completion of the Rockwater Merger;

  •
  expected benefits from the Rockwater Merger and the ability of the combined company to realize those benefits;

  •
  the level of capital spending by U.S. and Canadian oil and gas companies;

  •
  trends and volatility in oil and gas prices;

  •
  demand for our services;

  •
  regional impacts to our business, including our key infrastructure assets within the Bakken;

  •
  our level of indebtedness and our ability to comply with covenants contained in our $300.0 million senior secured revolving credit facility (our "Credit Agreement") or future debt instruments;

  •
  our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms;

  •
  our safety performance;

  •
  the impact of current and future laws, rulings and governmental regulations, including those related to hydraulic fracturing, accessing water, disposing of wastewater, transferring produced water and various environmental matters;

  •
  our ability to retain key management and employees;

  •
  the impacts of competition on our operations;

  •
  our ability to hire and retain skilled labor;

  •
  delays or restrictions in obtaining permits by us or our customers;

  •
  constraints in supply or availability of equipment used in our business;

  •
  the impacts of advancements in drilling and well service technologies;

  •
  changes in global political or economic conditions, generally, and in the markets we serve;

  •
  accidents, weather, seasonality or other events affecting our business; and

  •
  the other risks identified in this prospectus, any applicable prospectus supplement and the documents incorporated by reference.

        These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. Our future results will depend upon various other risks and uncertainties, including those described elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders. We will pay all expenses related to this offering, other than underwriting discounts and commissions related to the shares sold by the selling stockholders.

 EXCHANGE OF SES HOLDINGS LLC UNITS AND CLASS B COMMON STOCK

        Prior to the completion on April 26, 2017 of our initial public offering of 8,700,000 shares of our Class A common stock at a price to the public of $14.00 per share (our "IPO"), the membership interests of SES Holdings, LLC ("SES Holdings") were converted into a single class of common units (each, an "SES Holdings LLC Unit"). Each holder of SES Holdings LLC Units holds one share of our Class B common stock for each SES Holdings LLC Unit held by such holder. Subject to certain limitations, pursuant to the Eighth Amended and Restated Limited Liability Company Agreement of SES Holdings, as amended from time to time (the "SES Holdings LLC Agreement"), certain holders of SES Holdings LLC Units have the right (the "Exchange Right") to exchange such holder's SES Holdings LLC Units, together with an equal number of shares of our Class B common stock, for, at SES Holdings' election, (i) shares of our Class A common stock on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) cash in an amount equal to the Cash Election Value (as defined below) of such Class A common stock. Alternatively, upon any exercise of any Exchange Right, we (instead of SES Holdings) will have the right (our "Call Right") to acquire the tendered SES Holdings LLC Units from the exchanging unitholder for, at its election, (i) the number of shares of our Class A common stock the exchanging unitholder would have received pursuant to under the Exchange Right, or (ii) cash in an amount equal to the Cash Election Value. In connection with any exchange of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right, the corresponding number of shares of Class B common stock will be cancelled. As holders exchange their SES Holdings LLC Units, our membership interest in SES Holdings will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.

        "Cash Election Value" means, with respect to the shares of Class A common stock to be delivered to the exchanging unitholder by us pursuant to our Call Right, (i) if our Class A common stock is then admitted to trading on a national securities exchange, the amount that would be received if the number of shares of Class A common stock to which the exchanging unitholder would otherwise be entitled were sold at a per share price equal to the trailing 10-day volume weighted average price of a share of Class A common stock on such exchange, net of actual or deemed offering expenses, or (ii) if our Class A common stock is not then admitted to trading on a national securities exchange, the value that would be obtained in an arm's length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer and the seller, as determined by us, net of deemed offering expenses.

        We are required to pay any stamp or other similar tax in respect of any issuance of our securities upon the exercise of the Exchange Right or our Call Rights, except for transfer taxes in the event such securities are to be issued in a name other than that of the exchanging unitholder.

 SELLING STOCKHOLDERS

        The selling stockholders named below may offer and sell from time to time in the future up to an aggregate of 50,510,502 shares of our Class A common stock, par value $0.01 per share. The term "selling stockholders" includes the stockholders listed in the table below and their transferees, pledgees, donees, assignees or other successors.

        We are registering these 50,510,502 shares of our Class A common stock for sale by the selling stockholders named below pursuant to the Amended Restated Registration Rights Agreement.

        Pursuant to the Amended and Restated Registration Rights Agreement, we will pay all expenses relating to the offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. See "Description of Capital Stock—Amended and Restated Registration Rights Agreement." We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

        The following table sets forth information as of May 13, 2018 regarding the beneficial ownership of shares of our Class A common stock held by each selling stockholder and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus. For those selling stockholders obtaining shares of Class A common stock through an exchange of SES Holdings LLC Units, the percentage of shares beneficially owned before the offering is based on the number of shares of our Class A common stock and Class B common stock outstanding as of May 13, 2018, assuming the exchange of all SES Holdings LLC Units held by the selling stockholders named herein.

        Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in "Exchange of SES Holdings LLC Units and Class B Common Stock" above, the SES Holdings LLC Units are exchangeable (along with a corresponding number of shares of our Class B common stock) for newly issued shares of our Class A common stock on a one-for-one basis. As of May 13, 2018, we had 66,290,042 shares of Class A common stock and 40,331,989 shares of Class B common stock outstanding. Assuming the exchange of 39,799,691 SES Holdings LLC Units (together with an equal number of shares of our Class B common stock) held by the selling stockholders named herein for an equivalent number of shares of our Class A common stock, as of May 13, 2018, there would have been 106,089,733 shares of our Class A common stock and 532,298 shares of our Class B common stock outstanding. The beneficial ownership information presented below assumes that all 39,799,691 SES Holdings LLC Units held by the selling stockholders named below have been exchanged for an equivalent number of shares of Class A common stock. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below is based on information filed with the SEC or obtained from the persons named below.

		Number of Shares of Class A Common Stock Being Sold (Assuming All Shares Registered Hereunder Are Sold)		Percentage of Class A Common Stock Owned
Name of Selling Stockholder	Shares of Class A Common Stock Owned Prior to this Offering(1)		Shares of Class A Common Stock Owned After this Offering	Before Offering(1)	After Offering (Assuming All Shares Registered Hereunder Are Sold)
SCF Group(2)	16,191,331	16,191,331	—	15.2%	—
White Deer Energy(3)	4,489,356	4,489,356	—	4.2%	—
SES Legacy Holdings, LLC(4)(5)	35,975,512	26,026,843	9,948,669	33.7%	9.3%
Crestview Partners II GP, L.P.(6)	3,802,972	3,802,972	—	3.6%	—

Total	60,459,171	50,510,502	9,948,669	56.7%	9.3%

*
Less than 1%.

(1)
Includes shares of our Class B common stock owned by these selling stockholders that, subject to the terms of the SES Holdings LLC Agreement, are, together with an equivalent number of SES Holdings LLC Units, exchangeable for shares of Class A common stock on a one-for-one basis.

(2)
L.E. Simmons is the natural person who has voting and investment control over the securities owned by the SCF Group. Mr. Simmons serves as the President and sole member of the board of directors of L.E. Simmons & Associates, Inc. ("LESA"), a Delaware corporation and the ultimate general partner of the SCF Group entities. Because SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. are controlled by LESA, these entities may be considered to be a group for purposes of Section 13(d)(3) under the Exchange Act. As a group, the SCF Group beneficially owns 16,191,331 shares of our Class A common stock in the aggregate. This beneficial ownership includes 8,773,760 shares of Class A common stock held by SCF-VI, L.P., 6,374,474 shares of Class A common stock held by SCF-VII, L.P. and 1,043,097 shares of Class A common stock held by SCF-VII(A), L.P. Mr. Simmons disclaims beneficial ownership of all such interests. The address for SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002.

(3)
Represents shares held by WDC Aggregate LLC. White Deer Energy L.P., White Deer Energy TE, L.P. and White Deer Energy FI, L.P. (collectively, "White Deer Energy") own 93.55%, 3.11% and 3.34%, respectively, of WDC Aggregate LLC. Edelman and Guill Energy, L.P. serves as the general partner of White Deer Energy. Mr. Thomas Edelman and Mr. Ben Guill are the two sole members and directors of Edelman and Guill Energy, L.P. and are the natural persons who have voting and investment control over the securities owned by WDC Aggregate LLC. Each of the foregoing individuals disclaims beneficial ownership of all such interests. White Deer Energy owns 665,177 shares of Class A common stock, 3,824,179 SES Holdings LLC Units and 3,824,179 shares of our Class B common stock. Each SES Holdings LLC Unit is exchangeable together with a share of Class B common stock for a share of Class A common stock on a one-for-one basis. The address of White Deer Energy is 700 Louisiana Street, Suite 4770, Houston, TX 77002.

(4)
Subject to the terms of the SES Holdings LLC Agreement, Legacy Owner Holdco (or its members) (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right to exchange all or a portion of its SES Holdings LLC Units (together with a corresponding number of shares of Class B common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each

  SES Holdings LLC Unit (and corresponding share of Class B common stock) exchanged. The exchange of all shares of our Class B common stock (along with the corresponding SES Holdings LLC Units) held by Legacy Owner Holdco, as of May 13, 2018, for shares of Class A common stock would result in the issuance of an additional 35,975,512 shares of Class A common stock. Legacy Owner Holdco has initiated the exchange of 9,948,669 SES Holdings LLC Units (and a corresponding number of shares of Class B common stock) for 9,948,669 shares of Class A common stock, and such shares of Class A common stock will be distributed to members of Legacy Owner Holdco pursuant to its operating agreement. Upon the completion of such distribution, Legacy Owner Holdco will no longer be considered the beneficial owner of such shares, and such shares are not being registered on this registration statement. The address for SES Legacy Holdings is c/o Select, 515 Post Oak Blvd., Suite 200, Houston, TX 77027.

(5)
The board of managers of Legacy Owner Holdco has voting and dispositive power over the shares held by it. The board of managers of Legacy Owner Holdco consists of two representatives of Crestview Partners II SES Investment, LLC ("Crestview Holdings A"), our directors, Robert Delaney and Adam Klein, and our Executive Chairman, John D. Schmitz, and is controlled by Crestview Partners II GP, L.P. ("Crestview GP").

(6)
Based on information obtained from a Schedule 13G jointly filed with the SEC on February 14, 2018 by Crestview GP, Crestview Holdings B and Crestview Holdings A, Crestview GP has voting and dispositive power with respect to 20,024,073 shares of our Class A common stock. Crestview GP may be deemed to be the beneficial owner of 35,975,512 shares of Class B common stock and corresponding SES Holdings LLC Units held directly by Legacy Owner Holdco and 3,802,972 Class A shares held directly by Crestview Holdings B. Crestview Holdings A generally has the right to acquire beneficial ownership of 16,221,101 shares of Class B common stock and corresponding SES Holdings LLC Units held by Legacy Owner Holdco at its election pursuant to the Legacy Owner Holdco limited liability company agreement, and Crestview GP has voting power of 39,778,484 shares of Class B common stock through its control of the board of managers of Legacy Owner Holdco. Crestview GP disclaims beneficial ownership of shares of Class B common stock and corresponding SES Holdings LLC Units held by Legacy Owner Holdco, except to the extent of its pecuniary interest. Crestview GP is the general partner of the investment funds which are direct or indirect members of Crestview Holdings A. Crestview GP is also the general partner of the investment funds which are members of Crestview Holdings B. Decisions by Crestview GP to vote or dispose of the interests held by Crestview Holdings A and Crestview Holdings B require the approval of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Jeffrey A. Marcus, Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any of such interests. Each of the foregoing individuals disclaims beneficial ownership of all such interests. The address of each of the foregoing is c/o Crestview, 667 Madison Avenue, 10th Floor, New York, New York 10065.

DESCRIPTION OF CAPITAL STOCK

        As of May 13, 2018, our authorized capital stock consisted of: 350,000,000 shares of Class A common stock, $0.01 par value per share, of which 66,290,042 shares were issued and outstanding; 150,000,000 shares of Class B common stock, $0.01 par value per share, of which 40,331,989 shares were issued and outstanding; 40,000,000 shares of Class A-2 common stock, $0.01 par value per share, of which no shares were issued and outstanding; and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding.

        The following is a summary of our capital stock, our Amended and Restated Bylaws and our Third Amended and Restated Certificate of Incorporation, which we refer to as our "amended and restated bylaws" and our "amended and restated certificate of incorporation," respectively. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.

Class A Common Stock

        Voting Rights.    Holders of shares of our Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Under our amended and restated certificate of incorporation, holders of shares of our Class A common stock do not have cumulative voting rights in the election of directors. Under the amended and restated certificate of incorporation, holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as required by law.

        Dividend Rights.    Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

        Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, holders of shares of our Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

        Other Matters.    The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock are fully paid and non-assessable.

Class B Common Stock

        Voting Rights.    Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as required by law.

        Dividend and Liquidation Rights.    Holders of our Class B common stock do not have any right to receive dividends, unless (i) the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and (ii) a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock.

Holders of our Class B common stock do not have any right to receive a distribution upon our liquidation or winding up.

        Other Matters.    The shares of Class B common stock have no preemptive rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class B common stock. All outstanding shares of our Class B common stock are fully paid and non-assessable.

Class A-2 Common Stock

        General.    Our shares of Class A-2 common stock were issued to holders of Class A-1 common stock in Rockwater in connection with the Rockwater Merger. Upon the effectiveness of a shelf registration statement for the resale of such shares on March 29, 2018 (Registration No. 333-222679), each share of our Class A-2 common stock converted automatically into a share of our Class A common stock on a one-for-one basis and no shares of our Class A-2 common stock are outstanding

Amended and Restated Registration Rights Agreement

        We are filing this registration statement pursuant to our obligations under the Amended and Restated Registration Rights Agreement. Pursuant to the Amended and Restated Registration Rights Agreement, we agreed, among other things, (i) to provide the rights for the Registration Rights Holders to participate in certain future underwritten public offerings of our Class A common stock, (ii) certain Registration Rights Holders will have the right to initiate an underwritten offering of our Class A common stock and (iii) the Registration Rights Holders will have certain customary "piggyback" registration rights, in each case subject to certain conditions. We will not be required to effect (x) more than five demand registrations delivered in the aggregate, (y) more than two demand registrations delivered by the Registration Rights Holders in any 12-month period or (z) a demand registration within 100 days of the pricing of a previous demand registration or a primary offering of our Class A common stock.

        At any time, a party to the registration rights agreement will have the right to require us by written notice to demand registration of its registrable shares. Our obligations under this agreement include short-form, long-form and shelf registration statements, subject to certain restrictions as to number of demands, timing and value of sales to be registered or shares to be sold in an underwritten offering.

        If, at any time, we propose to register or conduct an underwritten offering of our securities (subject to certain exceptions) for our own account or for the account of any stockholder other than the parties to our registration rights agreement with B. Riley FBR, Inc. entered in connection with our December 2016 private placement of 16,100,000 shares of our Class A-1 common stock at $20.00 per share or their permitted transferees, then we must give notice to the Registration Rights Holders or their permitted transferees to allow them to participate, or piggyback, in that registration statement or offering. In addition, any Registration Rights Holder shall have the right to piggyback in any registration statement or offering effected at the request of any other Registration Rights Holder.

        These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. The obligations to register registrable shares under the registration rights agreement will terminate when no registrable shares remain outstanding. Registrable shares will cease to be covered by the registration rights agreement when they (i) have been sold pursuant to an effective registration statement under the Securities Act, (ii) have been sold in a transaction exempt from registration under the Securities Act (including transactions pursuant to

Rule 144), (iii) are held by us or one of our subsidiaries; (iv) have been sold in a private transaction in which the transferor's rights under the Amended and Restated Registration Rights Agreement are not assigned to the transferee of such securities; or (v) are sold in a private transaction in which the transferor's rights under the registration rights agreement are assigned to the transferee and such transferee is not an affiliate of us, two years following the transfer of such registrable share to such transferee.

        The registration rights granted to the Registration Rights Holders may be freely assigned, including to their transferees.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

        Some provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law contain provisions that could make the following transactions more difficult: (i) acquisitions of us by means of a tender offer, proxy contest or otherwise or (ii) removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the board of directors or of our Class A common stock to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Law

        In general, Section 203 of the Delaware General Corporation Law ("DGCL") provides that, subject to certain exceptions set forth therein, a Delaware corporation shall not engage in any business combinations with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        For purposes of Section 203 of the DGCL, a business combination is defined to include a merger or consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (ii) the affiliates and associates of such person.

        We have opted out of Section 203 of the DGCL. Our amended and restated certificate of incorporation contains, however, provisions that are similar to Section 203 of the DGCL (except with respect to certain of our owners prior to our initial offering, including Crestview Partners II GP, L.P., B-29 Investments, LP, and the SCF Group, and any funds, limited partnerships or other investment entities or vehicles managed or controlled by SCF Partners, Inc.).

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

        Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is proposed to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year's annual meeting. Our amended and restated bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may deter stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  authorize our board of directors to issue undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of the total number of remaining authorized directors;

  •
  provide that, after the Legacy Group (as defined in the amended and restated certificate of incorporation) ceases to hold more than 35% of the outstanding shares of the Class A common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

  •
  provide that our amended and restated bylaws may be amended by the affirmative vote of the holders of at least a two-thirds of our then-outstanding Class A common stock;

  •
  provide that special meetings of our stockholders may only be called by a majority of the total number of authorized directors; and

  •
  provide that our amended and restated bylaws can be amended by unilateral action of a majority of the entire board of directors.

Forum Selection

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

  •
  any derivative action or proceeding brought on our behalf;

  •
  any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

  •
  any action asserting a claim against us or any director or officer or other employee or agent of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

  •
  any action asserting a claim against us or any director or officer or other employee or agent of ours that is governed by the internal affairs doctrine;

in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

        Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our existing amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of their duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        Our amended and restated bylaws also provide that we will indemnify and hold harmless our directors and officers to the fullest extent permitted by Delaware law, including the advancement of expenses, including attorneys' fees. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether or not we would have the power under the DGCL to indemnify such persons against related expense, liability or loss. We expect to enter, or have entered, into indemnification agreements with each of our directors and officers. These agreements will or do require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

        American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our Class A common stock.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "WTTR."

 PLAN OF DISTRIBUTION

        The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in the shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of Class A common stock from time to time at the prevailing market price or in privately negotiated transactions.

        The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

  •
  a combination of any such methods of sale.

        The selling stockholders may sell the shares at fixed prices, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our Class A common stock on the NYSE or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Class A common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of their shares, including liabilities arising under the Securities Act. Under the Amended and Restated Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Class A common stock, including certain liabilities arising under the Securities Act. Under the Amended and Restated Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of Class A common stock. All other expenses of issuance and distribution will be borne by the selling stockholders.

        The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Class A common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of Class A common stock under this prospectus, the selling stockholders may sell the shares of Class A common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

        Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We cannot assure you that the selling stockholders will sell all or any portion of our Class A common stock offered hereby.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

        Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, has audited the consolidated financial statements of SES Holdings, LLC for the year ended December 31, 2015. We have incorporated by reference the aforementioned financial statements in this prospectus in reliance upon the report of Pannell Kerr Forster of Texas, P.C., and upon authority of such firm as experts in the field of accounting and auditing.

        The audited financial statements of Select Energy Services, Inc. as of and for the years ended December 31, 2017 and 2016, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The audited historical financial statements of Rockwater Energy Solutions, Inc. included in Exhibit 99.2 of Select Energy Services, Inc.'s Current Report on Form 8-K/A dated January 12, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Prospectus

May 15, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$99,045	*
FINRA filing fee			**
Printing and engraving expenses			**
Accounting fees and expenses			**
Legal fees and expenses			**
Miscellaneous			**

Total	$		**

*
Except with respect to the fee applicable to the shares of Class A common stock to be sold by the selling stockholders, the registrants are deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Delaware Corporations

  Select Energy Services, Inc.

        Select Energy Services, Inc. is organized under the laws of Delaware. Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote agreement or otherwise.

        Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

        We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for certain liabilities.

        We have entered into, or will enter into, written indemnification agreements with our directors and executive officers. Under such agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Select Energy Services, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Description
2.1		Agreement and Plan of Merger, dated as of July 18, 2017, by and among Select Energy Services, Inc., SES Holdings, LLC, Raptor Merger Sub, Inc., Raptor Merger Sub, LLC, Rockwater Energy Solutions, Inc. and Rockwater Energy Solutions, LLC (incorporated by reference herein to Exhibit 2.1 to Select Energy Services, Inc.'s Current Report on Form 8-K, filed July 19, 2017).
4.1		Form of Stock Certificate (incorporated by reference herein to Exhibit 4.1 to Select Energy Services, Inc.'s Registration Statement on Form S-1, filed March 2, 2017 (Registration No. 333-216404)).
4.2
Amended and Restated Registration Rights Agreements, dated as of July 18, 2017, by and among Select Energy Services, Inc., SES Legacy Holdings, LLC, Crestview Partners II SES Investment B, LLC, SCF-VI, L.P., SCF-VII, L.P., SCF-VII(A), L.P. and WDC Aggregate LLC (incorporated by reference herein to Exhibit 4.1 to Select Energy Services, Inc.'s Current Report on Form 8-K, filed July 19, 2017).
4.3
Registration Rights Agreement, dated December 20, 2016, by and between Select Energy Services, Inc. and FBR Capital Markets & Co. (incorporated by reference herein to Exhibit 4.3 to Select Energy Services, Inc.'s Registration Statement on Form S-1, filed March 2, 2017 (Registration No. 333-216404)).
4.4
Assignment and Assumption Agreement, dated November 1, 2017, by and between Select Energy Services, Inc. and Rockwater Energy Solutions, Inc. (incorporated by reference herein to Exhibit 4.1 to Select Energy Services, Inc.'s Current Report on Form 8-K, filed November 2, 2017).
4.5
Registration Rights Agreement, dated February 16, 2017, by and between Rockwater Energy Solutions, Inc. and FBR Capital Markets & Co. (incorporated by reference herein to Exhibit 4.2 to Select Energy Services, Inc.'s Current Report on Form 8-K, filed November 2, 2017).
4.6	*	Form of Deposit Agreement, including form of Depositary Receipt.

Exhibit Number		Description
4.7	*	Form of Class A common stock Warrant Agreement.
4.8	*	Form of Preferred Stock Warrant Agreement.
5.1	**	Opinion of Vinson & Elkins L.L.P.
23.1	**	Consent of Pannell Kerr Forster of Texas, P.C.
23.2	**	Consent of Grant Thornton LLP.
23.3	**	Consent of PricewaterhouseCoopers LLP.
23.4	**	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
24.1	**	Powers of Attorney (included on the signature page of this Registration Statement).

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of Select Energy Services, Inc.

**
Filed herewith.

Item 17.    Undertakings.

        The undersigned registrants hereby undertake:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (e)   That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 15, 2018.

SELECT ENERGY SERVICES, INC.
By:	/s/ HOLLI C. LADHANI Holli C. Ladhani President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Holli C. Ladhani, Nick L. Swyka and Adam R. Law, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ HOLLI C. LADHANI Holli C. Ladhani	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2018
/s/ NICK L. SWYKA Nick L. Swyka	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2018
/s/ JOHN D. SCHMITZ John D. Schmitz	Executive Chairman	May 15, 2018
/s/ ROBERT V. DELANEY Robert V. Delaney	Director	May 15, 2018
/s/ ADAM J. KLEIN Adam J. Klein	Director	May 15, 2018
/s/ DAVID C. BALDWIN David C. Baldwin	Director	May 15, 2018
/s/ DOUGLAS J. WALL Douglas J. Wall	Director	May 15, 2018

Name	Title	Date

/s/ RICHARD A. BURNETT Richard A. Burnett	Director	May 15, 2018
/s/ KEITH O. RATTIE Keith O. Rattie	Director	May 15, 2018
/s/ DAVID A. TRICE David A. Trice	Director	May 15, 2018